Exhibit 10.11

DEED OF TRUST

THIS DEED OF TRUST ("Security Instrument") is made on the 15th day of January, 2010 wherein:

The Grantor is SEAWRIGHT SPRINGS, LLC, a Virginia limited liability company, by and through its president Joel Patrick Sens (hereinafter referred to as the "Borrower"). The Trustee is Robert B. Nealon, Esq., an authorized individual who resides in the Commonwealth of Virginia and bears an address of 119 N. Henry Street, Alexandria, Virginia 22314 ("Trustee").

The beneficiary is THEODORE KANAKIS, whose address is 1160 North Quincy Street, #408, Arlington, Virginia 22201 (hereinafter referred to as the "Beneficiary").

Borrower owes Beneficiary the principal sum of One HUNDRED AND FIFTY THOUSAND Dollars and No Cents ($150,000.00). This debt is evidenced by Borrower's confessed judgment promissory note of even date ("Note"), which provides for (i) interest accruing at a rate of one percent (1.0%) per month following March 30, 2010; (ii) full satisfaction due and payable before or by December 31,2010, such that any partial payments shall apply to accrued interest before principal and interest shall continue to accrue on any unpaid principal as aforementioned, (iii) a payment of one hundred and twenty-five thousand dollars ($125,000.00) received by the beneficiary and cleared before or by the pre-payment date referenced in the Note shall result in satisfaction as set forth in the Note, (iv) the principal may increase in accordance with the gold clause referenced in the settlement agreement of even date ("Agreement") founding the Note and this Deed of Trust as applicable on the date of satisfaction, and (ii) a maturity date of December 31,2010, bearing the provisions of the confessed judgment promissory terms comprising the Note.

During the pendency of this Deed of Trust, Borrower covenants and shall ensure that the Property against which this Deed of Trust is levied remains (i) insured by any and all hazard and flood insurance required for the issuance of a standard policy of title insurance, (ii) in good standing with any and all taxation authorities, and (iii) in sound repair and condition to meet marketable standards.

This Security Instrument secures to the Beneficiary: (a) the repayment of the debt evidenced by the Note; (b) the payment of any and all other sums that accrue under the Note, with interest advanced to protect the security of this Security Instrument; and (c) the performance of Borrower's covenants and agreements under this Security Instrument and the Note.

For this purpose, Borrower irrevocably grants to Trustee, in trust, with power of sale, the parcel(s) comprised of the five lots identified on the Augusta County tax map as 26-94, 26-94A, 27-2, 27-2B, and 27-8A, said property lying and situate in Augusta County, Virginia, and more particularly described in Exhibit A hereto, TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property, and all replacements and additions that might come to improve the property ("Property").

The Beneficiary's address as hereinabove contained shall be the address to which any notice or communication permitted or required to be given to the Borrower and/or Beneficiary pursuant to applicable Virginia law by mail and/or delivery.

This Deed of Trust is to be governed by and is to be read and construed with reference to applicable provisions of the laws of the Commonwealth of Virginia in effect as of the date of execution hereof.

(1)	Borrower waives exemptions with respect to the property subject to this Deed of Trust.

(2)
This deed of trust is subject to all upon default. Renewal, extension, or reinstatement are permitted at the discretion of Beneficiary. In the event of a confession of judgment under the terms of the Note, said judgment shall exist as an independent means of securing the outstanding indebtedness and shall not extinguish or vitiate this deed of trust and the lien it imposes.

(3)
Fire and extended insurance coverage is required to be maintained for the subject property, in the full amount of the total amount that may be secured hereby. Borrower shall furnish to Beneficiary annually a copy of such insurance policy and evidence of payment of insurance premiums and property taxes, including any special assessments.

(4)
Borrower shall maintain the subject property in good repair and working condition, and may not take any action deliberately to cause the diminution of value of the subject property. Beneficiary reserves the right to inspect the property at any time, upon issuance of reasonable notice to Borrower.

(5)	Borrower shall ensure that no mechanic or materialman lien is filed and levied against the subject property and that no cause for such filing is afforded with respect to the subject property.

(6)	Borrower may not convey any interest in the subject property without previously satisfying the obligations secured by this Deed of Trust.

NOTICE: THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF THE SALE OR CONVEYANCE OF ANY INTEREST, WHETHER LEGAL OR EQUlTABLE, IN THE PROPERTY HEREIN CONVEYED.

(7)   Any Trustee may act hereunder, and substitution of Trustee(s) is permitted.

(8)	Advertisement required: Two (2) times, once a week for two (2) consecutive weeks, in a newspaper having a general circulation in the city or county wherein the property or any portion thereof lies.

(9)
The Trustee's commission in the event of sale shall be five percent (5%); Trustee's commission in the event of advertisement but payment before sale shall be equal to$350.00 per hour for time spent, plus interest and accumulated late fees if any, and costs and expenses.

(10)	Bidder's deposit of ten percent (10%) may be required at time of acceptance of bid.

In the event of any default by the Borrower in the payment of principal or interest after the date of maturity arrives or demand is made in any other proper manner, the unpaid balance of the principal and accrued interest of this promissory note shall, at the option of the Beneficiary, become immediately due and payable. Upon default in making payment within seven (7) days of demand, Borrower agrees to pay all reasonable legal fees and costs of enforcement and collection incurred by Beneficiary, to the extent permitted by law. In the event that Borrower violates any covenant set forth in this Deed of Trust, Beneficiary shall issue a written notice of default and demand for cure; if Borrower fails to cure the same condition(s) within thirty (30) days thereafter, Beneficiary may issue demand of payment for the full principal and interest accrued, together with any costs or expenses incurred with Beneficiary's contribution to cure of defect, enforcement of rights, or collections, in the manner of acceleration of amount due.
Following any uncured default as described above, Beneficiary may proceed with foreclosure as a non-exclusive election of remedy, provided that a written notice of intent to foreclosure is issued to Borrower at its last-designated address, and a written notice of foreclosure sale, including reference to date, time, place, and other terms required by law, is issued no less than fourteen (14) days prior to any scheduled sale and timely notice is afforded as to any rescheduling of such sale to Borrower at its last-designated address.

THE BORROWER HEREBY EXPRESSLY WAIVES AND RELEASES ANY REQUIREMENT OR OBLIGATION THAT THE BENEFICIARY OR TRUSTEE(S) PRESENT EVIDENCE OR OTHERWISE PROCEED BEFORE ANY COURT, CLERK, OR OTHER TIJDICIAL OR QUASI-JUDICIAL BODY AS A CONDITION OR OTHERWISE INCIDENT TO THE EXERCISE OF THE POWER OF SALE GRANTED IN THIS DEED OF TRUST AND UNDER VIRGINIA LAW, EXCEPT AS MAY BE PROVIDED EXPRESSLY THEREIN.

[THE BALANCE OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, Borrowers have executed and sealed this Deed of Trust.

SEAWRIGHT SPRINGS, LLC

/s/ Joel Patrick Sens        [SEAL]

By JOEL PATRICK SENS

President

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF: Arlington

To Wit: The foregoing Deed of Trust, dated with even date, was subscribed and sworn to before me, the undersigned authority, by Joel Patrick Sens, who e identity was made known to me and were evidenced to me on even date, on this 15 day of January , 2010, in my jurisdiction aforesaid.

/s/ Debra Frances Maddox              [SEAL]

Notary Public

My commission number: 7149853

My commission expires: 4/30/2012

EXHIBIT A: LEGAL DESCRIPTION

All those certain tracts or parcels of real estate, lying and being between State Routes 616 and 804, in the North River District, Augusta County, Virginia, and more particularly described according to the attached "Map of the Baker Seawright Corp. Prop." By Robert E. Funk, Land Surveyor, dated January 13, 1986, and shown thereon to CONTAIN a total of 144,739 ACRES, MORE OR LESS; however, the tract or parcel of land containing 22 poles being exempted under the General Warranty conveyance of October 7, 2003, as follows:

All that certain tract or parcel of land, with all improvements thereon and appurtenances thereto belonging, situate in North River District, Augusta County, Virginia, near the Seawright Lithia Spring, adjoining the old Salem Church lot, CONTAINING 22 poles, and being more particularly described by metes and bounds description of record in a deed of Margaret F. Root, dated August 21,1899, of record in the Clerk's Office of the Circuit Court of Augusta County, Virginia, in Deed Book 400, pages 269, as follows:

BEING at a comer of the old Salem Church lot, S 69 degrees West 4.64 poles, thence S 20 degrees 34 feet E 4 poles to a stone; thence N 69 degrees E 6.36 poles to Ocheltree's line; thence N 43 1/4 degrees W 4.40 poles to the beginning.

And being the same real estate conveyed by the above described deed of Margaret F. Root to G. W. Fultz, L. W. Root, J.W. Craun, dated August 21, 1899, but not recorded in said Clerk's Office until February 9, 1954, in Deed Book 400, page 269. And being a portion of the same property conveyed to Baker Seawright Corporation, a Virginia corporation, by Deed dated December 21, 1981, from 1. H. Baker, unmarried, and S. D. Baker, unmarried, which Deed is of record in the Clerk's Office of the Circuit Court of Augusta County, Virginia, in Deed Book 772, page 262, and being conveyed under SECOND (c), on Page 2 thereof.

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Prepared by and return to Nealon & Associates, P.C., 119 N. Henry St., Alex., Va. 22314 Consideration: $150,000.00

Tax Map No: Augusta County, Virginia, 26-94, 26-94A, 27-2, 27-2B, and 27-8A Grantee Address: 1160 North Quincy Street, #408, Arlington, Virginia 22201.